Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Functional Brands, Inc.

We hereby consent to the inclusion in this Registration Statement of Functional Brands, Inc. (the “Company”) on Amendment No. 8 of the Form S-1 of our report dated March 27, 2025 except for Note 4, as to which the date is July 15, 2025 with respect to our audit of the Company’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023.

We also consent to the reference to our Firm under the caption “Experts” in such prospectus.

Diamond Bar, California

July 15, 2025